EXHIBIT 10.2

                             SUBSCRIPTION AGREEMENT

                                OCTOBER 12, 2004

Electronic Game Card, Inc.
712 Fifth Avenue, 19th Floor
New York, New York 10019-1108
Attn: John Bentley

Dear Mr. Bentley:

      Reference is made in this Subscription Agreement (this "Agreement") to that certain Joint Venture Agreement (the "JV Agreement"), dated October 12, 2004, between Scientific Games International, Inc., a Delaware corporation ("SciGames"), and Electronic Game Card Inc., a Nevada corporation (the "Company"), pursuant to which such parties will operate a joint venture to distribute electronic game cards (the "Joint Venture").

A.    SUBSCRIPTION FOR COMMON SHARES.

      Contemporaneously with and as part of the inducement for SciGames to enter into the JV Agreement, SciGames hereby subscribes for Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Five (2,171,595) shares of newly-issued common stock of the Company (the "Shares") for an aggregate purchase price of One Million Eighty-Five Thousand Seven Hundred Ninety-Seven and 50/100 Dollars ($1,085,797.50) (the "Investment"), which amount shall be tendered at "Closing" (as that term is defined in the JV Agreement) to the Company in good funds. SciGames hereby reserves the right to withdraw and revoke this Agreement in full or in part at any time prior to the Closing.

B.    APPOINTMENT OF OBSERVER.

      At all times during which SciGames is the beneficial owner of five percent (5%) or more of the issued and outstanding common shares of the Company (the "Ownership Threshold"), SciGames shall have the right from time to time to designate one (1) observer (the "Observer") who shall be entitled to attend each meeting of the Board of Directors of the Company (the "Board") in a non-voting, non-compensatory capacity. The Observer shall have no power or authority whatsoever to make any decisions regarding or otherwise bind the Company. Any vacancy created by the death, resignation or removal of the Observer shall be filled only by SciGames. The Company shall provide to the Observer, concurrently with the Board and in the same manner, notice of any and all meetings of the Board and a copy of all materials delivered to members of the Board in advance of such meeting. The Company shall reimburse the Observer for his or her reasonable expenses (including travel and lodging) incurred in attending meetings of the Board promptly after the Company's receipt of appropriate documentation substantiating such expenses; provided that the Company shall not be obligated to reimburse the Observer for such aggregate annual expenses in excess of $10,000. Effective on the date hereof, SciGames hereby designates Steven M. Saferin as its initial Observer. The Company hereby represents and warrants to SciGames that it has taken all action necessary or appropriate in respect of its corporate governance documents, including its Articles of Incorporation, Bylaws and any shareholders agreements to effect the right of appointment set forth in this Section B. The Company shall indemnify, defend and hold harmless SciGames and the Observer against any and all expenses, including attorney's fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred thereby arising out of or related to actions taken by the Board to the same extent that it indemnifies, defends and holds harmless directors on the Board, but at no time less than to the fullest extent of the law. The Company shall promptly notify SciGames in the event that the number of shares of the Company's common stock that are beneficially held by SciGames falls below the Ownership Threshold and shall fulfill its obligations in this Section B to reimburse and indemnify the Observer and SciGames, as applicable, for all periods prior to the date SciGames receives such notice. The terms of this Section B. shall survive the acceptance of this Agreement by the Company.

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C.    REGISTRATION RIGHTS.

      The Shares purchased hereunder shall entitle SciGames to certain registration rights in respect of the Shares as are set forth in the Registration Rights Agreement attached hereto as Exhibit A and incorporated herein by this reference (the "Registration Rights Agreement"). At Closing, SciGames and the Company shall enter into the Registration Rights Agreement.

D.    SUBSCRIBER'S REPRESENTATIONS.

      The following representations and covenants are made by SciGames in respect of the Shares it is receiving pursuant to Section A above:

      (a) SciGames is acquiring such Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such Shares.

      (b) SciGames has been afforded access to information about the Company and about the financial condition, capitalization and management of the Company sufficient to enable it to evaluate the merits and the risks inherent in acquiring and holding such Shares. SciGames has conducted its own analysis of the Company in order to evaluate the merits and the risks inherent in acquiring and holding such Shares. SciGames has had an opportunity to ask questions and to obtain such additional information concerning the Company as it has deemed necessary in connection with the acquisition of such Shares.

      (c) SciGames is aware that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws. SciGames further understands and agrees that its representations and warranties contained in this Section D are being relied upon by the Company and by the other shareholders of the Company as the basis for the exemption of such Shares from the registration requirements of the Securities Act and all applicable state securities laws. SciGames further acknowledges and agrees that such Shares may not be resold or otherwise transferred, assigned or distributed other than in a transaction registered under the Securities Act and applicable state securities laws, or pursuant to an exemption from registration thereunder.

      (d) SciGames is aware that (i) there is presently no market for the resale of such Shares, (ii) the resale of such Shares under Rule 144 of the Securities Act is not available at this time and may never be available and (iii) no market may exist in the future for resale of such Shares. SciGames understands that it must bear the economic risk of its acquisition of such Shares for an unlimited period of time.

      (e) SciGames hereby acknowledges and agrees that a legend reflecting the restrictions imposed upon the transfer of such Shares under this Agreement, under the Securities Act, and under applicable state securities laws may be placed on the certificates representing such Shares.

      (f) SciGames hereby agrees to indemnify and hold harmless the Company and its affiliates from any liability, loss, cost, damage and expense (including, without limitation, the reasonable costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty set forth in this Section D.

E.    COMPANY'S REPRESENTATIONS.

      The following representations and covenants are made by the Company to induce SciGames to make the Investment:

      (a) The Company has made available to SciGames (a) its annual report on Form 10-KSB for its fiscal year ended December 31, 2003, (b) its quarterly report on Form 10QSB for its quarters ended March 31, 2004 and June 30, 2004,
(c) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company since December 31, 2003, and (d) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 2003 (all of the documents in subsections (a) - (d) being referred to herein collectively as the "SEC Documents"). The Company has filed with the SEC all necessary forms, documents, exhibits and disclosures regarding the transactions contemplated by this Agreement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder. As of its filing date, each SEC Document complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder. None of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent any such misstatement or omission has been superseded by a subsequent report or other document filed with the SEC prior to the date hereof.

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      (b) As of the applicable filing date, the consolidated financial statements (including, in each case, any related notes) of the Company included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements of the SEC and the published rules and regulations of the SEC or other applicable SEC or stock exchange rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles of the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent that they may include footnotes, may be condensed or summary statements) and fairly presented in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      (c) Except for the conduct and results of the Iowa test market for electronic game cards manufactured by the Company, since January 1, 2004, no event, change or effect, that individually or when taken together with all other such events, changes or effects is or could reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, assets, liabilities, financial condition, or results of operations (hereinafter, a "Material Adverse Effect") of the Company, has occurred or exists and to the Company's knowledge, no event or circumstance has occurred that, with notice or passage of time or both, is reasonably likely to result in a Material Adverse Effect with respect to the Company.

      (d) As of the date hereof, all of the issued and outstanding equity interests of EGC (the "Issued Shares") and the rights to acquire equity interests in EGC are as set forth on Annex 1 hereto. All of the Issued Shares and the Shares have been, and all of the Warrant Shares will be when issued, duly authorized and validly issued, fully paid and nonassessable and offered, issued, and sold in accordance with all applicable federal and state securities laws.

      (e) The Company hereby agrees to indemnify and hold harmless SciGames and its affiliates from any liability, loss, cost, damage and expense (including, without limitation, the reasonable costs of litigation and attorneys' fees) arising out of, resulting from, or in any way related to the breach of any representation or warranty set forth in this Section E.

                                Very truly yours,
                                Scientific Games International, Inc.

                                By: /s/ Steven M. Saferin
                                    Steven M. Saferin, Senior Vice President

The foregoing is agreed to and accepted this 12th day of October, 2004.

Electronic Game Card, Inc.

By:  /s/ John Bentley
         John Bentley, President
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                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                     ANNEX 1

21,715,953 shares of EGC common stock issued and outstanding
4,005,125 warrants for EGC common stock exercisable at $1.00
1,021,00 employee share options for EGC common stock exercisable at $0.50 200,000 employee share options for EGC common stock exercisable at $2.00